EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Index Oil and Gas, Inc.

As independent Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8, of our June 13, 2007 report on Form 10KSB for the year ended March 31, 2007 and to all other references to our Firm included in this Registration Statement.

New York, New York	By:	/s/ RBSM LLP
October 3, 2007		RBSM LLP